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Exhibit 3.17

[NOTE TO FILING OFFICER: This is an amendment to, and restatement of, the Certificate of Limited Partnership of A 3 Theatres of San Antonio, Ltd. amended and restated by the Third Amended and Restated Certificate of Limited Partnership of A 3 Theatres of San Antonio, Ltd. filed with the Secretary of State on February 1, 1989, Filing No. 48358-10 RLP (GP)]

FOURTH AMENDED AND RESTATED CERTIFICATE OF
LIMITED PARTNERSHIP OF A 3 THEATRES OF
SAN ANTONIO, LTD.

        The Third Amended and Restated Certificate of Limited Partnership of A 3 Theatres of San Antonio, Ltd. filed with the Secretary of State of Texas on February 1, 1989, Filing No. 48358-10 RLP (GP), is hereby amended by deleting the same in its entirety and inserting in lieu thereof this Fourth Amended and Restated Certificate of Limited Partnership. This Fourth Amended and Restated Certificate of Limited Partnership is filed pursuant to Section 2.10 of the Texas Revised Limited Partnership Act, Article 6132a-1, Texas Revised Civil Statutes (the "Act").

        1.    The name of the limited Partnership is

            A 3 THEATRES OF SAN ANTONIO, LTD.

        2.    The address of the registered office required to be maintained by Section 1.06 of the Act is:

c/o Scott Wallace 85 N.E. Loop 410 Suite 612 San Antonio, Texas 78216

        3.    The name and the address of the registered agent for service of process required to be maintained by Section 1.06 of the Act is

Name:	Scott Wallace
Address	85 N.E. Loop 410 Suite 612 San Antonio, Texas 78216

        4.    The address of the principal office in the United States where partnership records are to be kept or made available under Section 1.07 of the Act is:

A 3 Theatres of San Antonio, Ltd. 85 N.E. Loop 410 Suite 612 San Antonio, Texas 78216

        5.    The name, the mailing address, and the street address of the business of the general partner are:

A 3 Theatres of Texas, Inc. 85 N.E. Loop 410 Suite 612 San Antonio, Texas 78216

        6.    Admission of New General Partner

        Effective May 1, 1989, A 3 Theatres of Texas, Inc., a Delaware corporation, has been admitted as the sole general partner of A 3 Theatres of San Antonio, Ltd.

        7.    Withdrawal of Former General Partner

        Effective May 1, 1989, Act III Theatres, L.P. has withdrawn as general partner of A 3 Theatres of San Antonio, Ltd.

        Executed effective as of May 1, 1989.

A 3 THEATRES OF TEXAS, INC., General Partner
By:	/s/ MICHAEL KEEGAN
Printed Name:	Michael Keegan
Title:	Vice President
ACT III THEATRES, L.P., withdrawing general partner
By:	Act III Theatres G.P., Inc. its general partner
By:	/s/ MICHAEL KEEGAN
Printed Name:	Michael Keegan
Title:	Vice President

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  Exhibit 3.17
FOURTH AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF A 3 THEATRES OF SAN ANTONIO, LTD.